Exhibit 99.1

Omnicom Group Reports Second Quarter and Year-to-Date

2021 Results

NEW YORK, July 20, 2021 - Omnicom Group Inc. (NYSE: OMC) today announced net income - Omnicom Group Inc. for the second quarter of 2021 of $348.2 million as compared to a net loss - Omnicom Group Inc. of $24.2 million in the second quarter of 2020. Diluted net income per share for the second quarter of 2021 was $1.60 per share compared to a diluted net loss per share of $0.11 in the second quarter of 2020. Net income - Omnicom Group Inc. and diluted net income per share for the second quarter of 2021 include the gain on a disposition of a subsidiary and a loss on the early retirement of our 2022 Senior Notes, of $31.0 million and $0.14 per share, respectively, as discussed below.

Net loss - Omnicom Group Inc. and diluted net loss per share - Omnicom Group Inc. in the second quarter of 2020 included a net after-tax decrease of $223.1 million and $1.03 per share, respectively, as a result of COVID-19 repositioning costs.

Omnicom’s worldwide revenue in the second quarter of 2021, which continued to improve from the negative effects of the COVID-19 pandemic, increased 27.5% to $3,571.6 million from $2,800.7 million in the second quarter of 2020. The components of the change in revenue included an increase in revenue from the positive impact of foreign currency translation of 5.4%, a decrease in acquisition revenue, net of disposition revenue of 2.2% and an increase in revenue from organic growth of 24.4%. Since the onset of the COVID-19 pandemic, the second quarter of 2020 had the most significant negative impact on our revenue.

Organic growth in the second quarter of 2021 as compared to the second quarter of 2020 increased across all of our fundamental disciplines. The percentage increases were as follows: 29.8% for Advertising, 25.0% for CRM Precision Marketing, 15.2% for CRM Commerce and Brand Consulting, 53.0% for CRM Experiential, 22.7% for CRM Execution & Support, 15.1% for Public Relations and 4.5% for Healthcare.

Across all of our regional markets, organic growth in the second quarter of 2021 as compared to the second quarter of 2020 was as follows: 19.9% for the United States, 37.1% for Other North America, 23.8% for the United Kingdom, 34.5% for

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Omnicom Group Inc.

the Euro Markets & Other Europe, 27.9% for Asia Pacific, 20.8% for Latin America and 42.8% for the Middle East & Africa.

Operating profit increased $505.9 million to $568.4 million compared to $62.5 million during the second quarter of 2020. Our operating margin for the second quarter of 2021 increased to 15.9% versus 2.2% for the second quarter of 2020.

Operating profit in the second quarter of 2021 reflects a pre-tax increase of $50.5 million arising from the gain on disposition of ICON, a specialty media business, during the quarter. The sale of ICON is part of our continuing realignment of our portfolio of businesses and is consistent with our strategic plan and investment priorities. The disposition is not expected to have a material impact on our ongoing results of operations or financial position.

Operating profit in the second quarter of 2020 included a pre-tax decrease of $277.9 million due to COVID-19 repositioning costs, comprised of incremental severance charges, right-of-use asset impairments and other costs.

Interest expense in the second quarter of 2021 increased $26.6 million due to the early retirement of our 2022 Senior Notes. The retirement reduced our leverage, which had increased from the issuance of $600 million of Senior Notes due 2030 in the second quarter of 2020 to increase our liquidity in response to the pandemic.

For the second quarter of 2021, our effective income tax rate decreased period-over-period to 24.9%. The lower rate for the second quarter of 2021 was predominantly the result of a nominal tax applied against the book gain on the disposal of ICON that resulted from excess tax over book basis. Additionally, the prior year effective tax rate reflects the non-deductibility in certain jurisdictions of a portion of the COVID-19 repositioning charges recorded in the second quarter of 2020, which increased our rate.

Year-to-Date

Net income - Omnicom Group Inc. for the six months ended June 30, 2021 increased $402.0 million to $636.0 million compared to $234.0 million in the same period in 2020. Diluted net income per share - Omnicom Group Inc. for the six months ended June 30, 2021 increased $1.85 to $2.93 per share compared to $1.08 per share for the six months ended June 30, 2020. Net income - Omnicom Group Inc. and diluted net income per share for the six months ended June 30, 2021 include the gain on a disposition of a subsidiary and a loss on the early retirement

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of our 2022 Senior Notes, of $31.0 million and $0.14 per share, respectively, as discussed below.

Net income - Omnicom Group Inc. and diluted net income per share - Omnicom Group Inc. for the six months ended June 30, 2020 included a net after-tax decrease of $223.1 million and $1.03 per share, respectively, as a result of COVID-19 repositioning costs incurred during the second quarter of 2020, as previously discussed above.

Omnicom's worldwide revenue for the six months ended June 30, 2021 increased 12.7% to $6,998.6 million from $6,207.6 million in the same period of 2020. The components of the change in revenue included an increase in revenue from the positive impact of foreign currency translation of 4.0%, a decrease in acquisition revenue, net of disposition revenue of 1.2% and an increase in revenue from organic growth of 10.0% when compared to the same period of 2020.

Organic growth for the six months ended June 30, 2021 compared to the same period in 2020 in our fundamental disciplines was as follows: Advertising increased 13.9%, CRM Precision Marketing increased 15.8%, CRM Commerce and Brand Consulting increased 4.7%, CRM Experiential decreased 1.0%, CRM Execution & Support increased 1.6%, Public Relations increased 5.3% and Healthcare increased 2.3%.

Across all of our regional markets, organic growth in the six months ended June 30, 2021 as compared to the same period of 2020 was as follows: 8.5% for the United States, 14.0% for Other North America, 6.7% for the United Kingdom, 13.5% for the Euro Markets & Other Europe, 14.4% for Asia Pacific, 7.7% for Latin America and 10.1% for the Middle East & Africa.

Operating profit increased $551.1 million, or 114.2%, to $1,033.8 million from $482.7 million for the six months ended June 30, 2020. Our operating margin for the six months ended June 30, 2021 increased to 14.8% versus 7.8% for the same period of 2020.

Operating profit for the six months ended June 30, 2021 reflects a pre-tax increase of $50.5 million arising from the gain on disposition of ICON during the second quarter of 2021.

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Operating profit for the six months ended June 30, 2020 included a pre-tax decrease of $277.9 million due to COVID-19 repositioning costs, as discussed previously.

Interest expense for the six months ended June 30, 2021 increased $26.6 million due to the early retirement of our 2022 Senior Notes, as discussed previously.

Our effective tax rate for the six months ended June 30, 2021 decreased period-over-period to 25.8% from 30.6%. In connection with the sale of ICON in 2021, we recorded a gain of $50.5 million. The lower rate for 2021 was predominantly the result of a nominal tax applied against the book gain on the disposal of ICON that resulted from excess tax over book basis. Additionally, the prior year effective tax rate reflects the non-deductibility in certain jurisdictions of a portion of the COVID-19 repositioning charges recorded in the second quarter of 2020, which increased our rate. Our effective tax rate for the six months ended June 30, 2021 would have been in line with our expectations except for the nominal tax on the pre-tax ICON gain of $50.5 million.

Non-GAAP Financial Measures

We use certain non-GAAP financial measures in describing our performance. We use EBITA (defined as earnings before interest, taxes and amortization of intangible assets) and EBITA Margin (defined as EBITA divided by revenue) as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization of intangible assets arising from acquisitions). Accordingly, we believe EBITA and EBITA Margin are useful measures for investors to evaluate the performance of our business.

For the second quarter of 2021, EBITA increased $505.7 million, or 602.7%, to $589.6 million from $83.9 million in the second quarter of 2020. Our EBITA margin increased to 16.5% for the second quarter of 2021 versus 3.0% in the second quarter of 2020.

For the six months ended June 30, 2021, EBITA increased 104.8%, or $550.0 million, to $1,074.9 million from $524.9 million for the same period in 2020. Our EBITA margin increased to 15.4% for the six months ended June 30, 2021 versus 8.5% when compared to the six months ended June 30, 2020.

Omnicom Group Inc.

EBITA for the second quarter and six months ended June 30, 2021 reflects a pre-tax increase of $50.5 million arising from the gain on disposition of ICON. EBITA for the second quarter and six months ended June 30, 2020 reflects a pre-tax decrease of $277.9 million due to COVID-19 repositioning costs, comprised of incremental severance charges, right-of-use asset impairments and other costs.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

COVID-19 Business Update

We experienced an improvement in our business in the second quarter of 2021 as compared to the second quarter of 2020, primarily because the recovery from the COVID-19 pandemic that began in the first quarter 2021 continued into the second quarter. The second quarter of 2020 reflected the most negative impact on our businesses since the onset of the pandemic. The COVID-19 pandemic did not significantly impact our major markets and businesses until late in the first quarter of 2020 and the improvement from the pandemic in 2021 compared to the prior year, was significantly greater in the second quarter.

Global economic conditions will continue to be volatile as long as the COVID-19 pandemic remains a public health threat, including as a result of new information concerning the severity of the pandemic, government actions to mitigate the effects of the pandemic in the near-term, and the resulting impact on our clients' spending plans. We expect global economic performance and the performance of our businesses to vary by geography and discipline until the impact of the COVID-19 pandemic on the global economy subsides.

Definitions - Components of Revenue Change

We use certain terms in describing the components of the change in revenue above.

Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue.

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Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve months prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through the disposition date. The acquisition revenue and disposition revenue amounts are netted in the description above.

Organic growth: calculated by subtracting the foreign exchange rate impact component and the acquisition revenue, net of disposition revenue component from total revenue growth.

Revenue by Discipline

Effective January 1, 2021, we realigned the classification of certain services primarily within our CRM Consumer Experience discipline. As a result, our CRM discipline is now grouped into four categories: CRM Precision Marketing which includes our precision marketing and digital/direct marketing agencies; CRM Commerce and Brand Consulting that is primarily comprised of Omnicom Commerce Group, including our shopper marketing businesses, and Omnicom Brand Consulting agencies; CRM Experiential, which includes our experiential marketing agencies and events businesses; and CRM Execution & Support, which includes field marketing, merchandising and point of sale, as well as other specialized marketing and custom communications services.

Forward-looking Statements

Certain statements in this press release including those related to COVID-19 constitute forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements may be accompanied

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by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions.

Forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. You should carefully consider this and the other risks and uncertainties that may affect the Company’s business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

Conference Call

Omnicom will host a conference call to review the second quarter 2021 financial results on Tuesday, July 20, 2021 at 8:30 a.m. EDT. Participants can listen to the conference call by dialing (844) 291-6362 (domestic) or (234) 720-6995 (international), along with access code 1468163. The call will also be simulcast and archived on our website at: http://investor.omnicomgroup.com/investor-relations/news-events-and-filings.

About Omnicom Group Inc.

Omnicom Group Inc. (NYSE: OMC) (www.omnicomgroup.com) is a leading global marketing and corporate communications company. Omnicom’s branded networks and numerous specialty firms provide advertising, strategic media planning and buying, digital and interactive marketing, direct and promotional marketing, public relations and other specialty communications services to over 5,000 clients in more than 70 countries. Follow us on Twitter for the latest news.

Contact

Joanne Trout	joanne.trout@omnicomgroup.com

Omnicom Group Inc.

Consolidated Statements of Income

Three Months Ended June 30

(Unaudited)

(Dollars in Millions, Except Per Share Data)

	2021 (a)	2020 (b) (c)

Revenue	$3,571.6	$2,800.7
Operating Expenses:
Salary and service costs	2,603.1	2,031.1
Occupancy and other costs	293.9	290.0
Gain on disposition of subsidiary	(50.5)	—
COVID-19 repositioning costs	—	277.9
Costs of services	2,846.5	2,599.0
Selling, general and administrative expenses	103.2	82.1
Depreciation and amortization	53.5	57.1
	3,003.2	2,738.2
Operating Profit	568.4	62.5
Interest Expense	80.3	53.7
Interest Income	6.8	6.5
Income Before Income Taxes	494.9	15.3
Income Tax Expense	123.2	21.9
Loss From Equity Method Investments	(0.1)	(7.8)
Net Income (Loss)	371.6	(14.4)
Net Income Attributed To Noncontrolling Interests	23.4	9.8
Net Income (Loss) - Omnicom Group Inc.	$348.2	$(24.2)

Net Income (Loss) Per Share - Omnicom Group Inc.
Basic	$1.62	$(0.11)
Diluted	$1.60	$(0.11)

Weighted average shares (in millions)
Basic	215.4	214.9
Diluted	217.1	215.4

Dividends Declared Per Common Share	$0.70	$0.65

(a)	During the second quarter of 2021, we recorded a gain on the disposition of subsidiaries, which increased Operating Profit and Net Income - Omnicom Group Inc. by $50.5 million for the three months ended June 30, 2021. Additionally, Net Interest Expense during the second quarter of 2021 included a $26.6 million charge related to the early extinguishment of our 2022 Senior Notes, which decreased Net Income - Omnicom Group Inc. by $19.5 million for the three months ended June 30, 2021. The net impact of these items increased Earnings per Share - Diluted by $0.14 per share for the three months ended June 30, 2021.
(b)	During the second quarter of 2020, we recorded expenses for certain repositioning actions related to the realignment of our businesses in reaction to the COVID-19 pandemic. The impact of these items decreased Operating Profit by $277.9 million, Net Income - Omnicom Group Inc. by $223.1 million and Earnings per Share - Diluted by $1.03 per share for the three months ended June 30, 2020.
(c)	Salary and service costs for the second quarter of 2020 includes the reduction of $49.2 million in operating expenses related to reimbursements and tax credits under government programs in several countries where we have operations.

Omnicom Group Inc.

Consolidated Statements of Income

Six Months Ended June 30

(Unaudited)

(Dollars in Millions, Except Per Share Data)

	2021 (a)	2020 (b) (c)

Revenue	$6,998.6	$6,207.6
Operating Expenses:
Salary and service costs	5,148.1	4,564.4
Occupancy and other costs	585.5	599.6
Gain on disposition of subsidiary	(50.5)	—
COVID-19 repositioning costs	—	277.9
Costs of services	5,683.1	5,441.9
Selling, general and administrative expenses	174.9	168.9
Depreciation and amortization	106.8	114.1
	5,964.8	5,724.9
Operating Profit	1,033.8	482.7
Interest Expense	134.1	112.2
Interest Income	13.1	19.2
Income Before Income Taxes	912.8	389.7
Income Tax Expense	235.2	119.3
Loss From Equity Method Investments	(0.1)	(13.0)
Net Income	677.5	257.4
Net Income Attributed To Noncontrolling Interests	41.5	23.4
Net Income - Omnicom Group Inc.	$636.0	$234.0

Net Income Per Share - Omnicom Group Inc.
Basic	$2.95	$1.08
Diluted	$2.93	$1.08

Weighted average shares (in millions)
Basic	215.5	215.8
Diluted	217.0	216.5

Dividends Declared Per Common Share	$1.40	$1.30

(a)	During the second quarter of 2021, we recorded a gain on the disposition of subsidiaries, which increased Operating Profit and Net Income - Omnicom Group Inc. by $50.5 million for the six months ended June 30, 2021. Additionally, Net Interest Expense during the second quarter of 2021 included a $26.6 million charge related to the early extinguishment of our 2022 Senior Notes, which decreased Net Income - Omnicom Group Inc. by $19.5 million for the six months ended June 30, 2021. The net impact of these items increased Earnings per Share - Diluted by $0.14 per share for the six months ended June 30, 2021.
(b)	During the second quarter of 2020, we recorded expenses for certain repositioning actions related to the realignment of our businesses in reaction to the COVID-19 pandemic. The impact of these items decreased Operating Profit by $277.9 million, Net Income - Omnicom Group Inc. by $223.1 million and Earnings per Share - Diluted by $1.03 per share for the six months ended June 30, 2020.
(c)	Salary and service costs for the six months ended June 30, 2020 includes the reduction of $49.2 million in operating expenses related to reimbursements and tax credits under government programs in several countries where we have operations.

Omnicom Group Inc.

Detail of Operating Expenses

Three Months Ended June 30

(Unaudited)

(Dollars in Millions)

	2021	2020

Operating Expenses:
Salary and service costs
Salary and related service costs	$1,721.7	$1,424.7
Third-party service costs	881.4	606.4
Occupancy and other costs	293.9	290.0
Gain on disposition of subsidiary	(50.5)	—
COVID-19 repositioning costs	—	277.9
Costs of services	2,846.5	2,599.0
Selling, general and administrative expenses	103.2	82.1
Depreciation and amortization	53.5	57.1
Total Operating Expenses	$3,003.2	$2,738.2

Omnicom Group Inc.

Detail of Operating Expenses

Six Months Ended June 30

(Unaudited)

(Dollars in Millions)

	2021	2020

Operating Expenses:
Salary and service costs
Salary and related service costs	$3,370.9	$3,067.1
Third-party service costs	1,777.2	1,497.3
Occupancy and other costs	585.5	599.6
Gain on disposition of subsidiary	(50.5)	—
COVID-19 repositioning costs	—	277.9
Costs of services	5,683.1	5,441.9
Selling, general and administrative expenses	174.9	168.9
Depreciation and amortization	106.8	114.1
Total Operating Expenses	$5,964.8	$5,724.9

Omnicom Group Inc.

Reconciliation of Non-GAAP Financial Measures - EBITA

Three Months Ended June 30

(Unaudited)

(Dollars in Millions)

	2021	2020

Net Income (Loss) - Omnicom Group Inc.	$348.2	$(24.2)
Net Income Attributed To Noncontrolling Interests	23.4	9.8
Net Income (Loss)	371.6	(14.4)
Loss From Equity Method Investments	(0.1)	(7.8)
Income Tax Expense	123.2	21.9
Income Before Income Taxes	494.9	15.3
Interest Income	6.8	6.5
Interest Expense	80.3	53.7
Operating Profit	568.4	62.5
Add back: Amortization of intangible assets	21.2	21.4
Earnings before interest, taxes and amortization of intangible assets ("EBITA")	$589.6	$83.9

Revenue	$3,571.6	$2,800.7
EBITA	$589.6	$83.9
EBITA Margin %	16.5%	3.0%

The above table reconciles the U.S. GAAP financial measure of Net Income - Omnicom Group Inc. to EBITA (defined as earnings before interest, taxes and amortization of intangible assets) and EBITA Margin (defined as EBITA divided by revenue) for the periods presented. We use EBITA and EBITA Margin as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization of intangible assets arising from acquisitions). Accordingly, we believe EBITA and EBITA Margin are useful measures for investors to evaluate the performance of our business. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

Omnicom Group Inc.

Reconciliation of Non-GAAP Financial Measures - EBITA

Six Months Ended June 30

(Unaudited)

(Dollars in Millions)

	2021	2020

Net Income - Omnicom Group Inc.	$636.0	$234.0
Net Income Attributed To Noncontrolling Interests	41.5	23.4
Net Income	677.5	257.4
Loss From Equity Method Investments	(0.1)	(13.0)
Income Tax Expense	235.2	119.3
Income Before Income Taxes	912.8	389.7
Interest Income	13.1	19.2
Interest Expense	134.1	112.2
Operating Profit	1,033.8	482.7
Add back: Amortization of intangible assets	41.1	42.2
Earnings before interest, taxes and amortization of intangible assets ("EBITA")	$1,074.9	$524.9

Revenue	$6,998.6	$6,207.6
EBITA	$1,074.9	$524.9
EBITA Margin %	15.4%	8.5%

The above table reconciles the U.S. GAAP financial measure of Net Income - Omnicom Group Inc. to EBITA (defined as earnings before interest, taxes and amortization of intangible assets) and EBITA Margin (defined as EBITA divided by revenue) for the periods presented. We use EBITA and EBITA Margin as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization of intangible assets arising from acquisitions). Accordingly, we believe EBITA and EBITA Margin are useful measures for investors to evaluate the performance of our business. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.